Exhibit 99.1

Applied DNA Sciences and IIMAK Enter Joint Development and Marketing Agreement

STONY BROOK, N.Y.--(BUSINESS WIRE)--Applied DNA Sciences, Inc. (OTC Bulletin Board: APDN - News), a DNA security solutions company, today announced that it has entered into a Joint Development and Marketing Agreement with International Imaging Materials, Inc. (IIMAK), North America's leading manufacturer of thermal transfer ribbons. Under the terms of this agreement, APDN and IIMAK will jointly develop thermal transfer ribbons which incorporate APDN SigNature DNA Markers for prevention of counterfeiting and diversion. Upon successful development, APDN will become the exclusive supplier of SigNature DNA Markers to IIMAK and IIMAK will become the exclusive worldwide manufacturer and seller of thermal transfer ribbons containing APDN DNA markers.

Thermal transfer printing technology is used all over the world for printing product/part labels as well as shipping labels and logistic bar codes on products and packages. In fact, there are over 6 million installed thermal transfer printers world wide. IIMAK has launched an IIMAK SECURE TM line of thermal transfer ribbons. These ribbons incorporate various covert and overt taggants. APDN and IIMAK will jointly develop these thermal transfer ribbons to include APDN's SigNature DNA Markers. When printed on a package or label, the security marks enable brand owners to verify the authenticity of labeled article.

"We believe that there is a strong need for brand authentication in today's world and the inclusion of APDN's SigNature DNA Markers into our line of IIMAK Secure products will further enhance the secure benefits we can deliver via thermal transfer ribbons," commented Rick Wallace, SVP Marketing and New Business Development.

"This agreement provides another vertical market in which APDN can offer its SigNature DNA Markers to ensure the authenticity of the products," stated Dr. James Hayward CEO of APDN. "We are pleased to be working with IIMAK to develop a secure and cost effective system for utilizing APDN's SigNature DNA Markers in the thermal transfer ribbon market."

About IIMAK

IIMAK is a U.S. based manufacturer of thermal transfer ribbons, primarily used in the automatic identification, facsimile and sign markets. IIMAK's primary manufacturing and distribution facilities are located in Amherst, New York, with additional manufacturing plants in Brazil and Europe . For more information about IIMAK and its products, visit www.iimak.com.

About Applied DNA Sciences, Inc.

Applied DNA Sciences, Inc. provides botanical DNA encryption, embedment and authentication solutions that can help protect companies, governments and consumers from counterfeiting, fraud, piracy, product diversion, identity theft and unauthorized intrusion into physical locations and databases. APDN's common stock is listed on the Over-The-Counter Bulletin Board under the symbol "APDN".

The statements made by APDN may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe APDN's future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited market acceptance, market competition and various other factors detailed from time to time in APDN's SEC reports and filings, including our Annual Report on Form 10-KSB, filed on January 16, 2007 and our subsequent quarterly report on Form 10-QSB. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

Contact:
Applied DNA Sciences, Inc.
Debbie Bailey, 631-444-8090
Fax: 631-444-8848
FCMN Contact: info@adnas.com
http://www.ADNAS.com

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Source: Applied DNA Sciences, Inc.